Exhibit 99.1

NextCure Announces New Appointments to its Board of Directors

BELTSVILLE, Md., October 4, 2021 – NextCure, Inc. (Nasdaq: NXTC), a clinical-stage biopharmaceutical company committed to discovering and developing novel, first-in-class immunomedicines to treat cancer and other immune-related diseases, today announced the appointments of Ellen G. Feigal, M.D., and Anne Borgman, M.D., to its Board of Directors.

“I am thrilled to welcome two new members to NextCure’s Board of Directors,” said Michael Richman, NextCure’s president and chief executive officer. “Both Dr. Feigal and Dr. Borgman bring extensive experience in clinical and biopharmaceutical settings. Their insights will be valuable as NextCure continues to advance multiple clinical programs and investigate and develop new immunomedicines for cancer patients. These appointments follow the resignation of Stella Xu, Ph.D. from the board as previously announced. In addition, we would like to thank Stella Xu for her commitment and support in building NextCure.”

Dr. Feigal is currently a Partner and Head of the Biologics Practice at NDA Partners LLC, a life sciences consulting and contract development organization, where she leads efforts in designing and executing product development and regulatory strategies in the areas of cell therapies, medical imaging, hematology and oncology. Dr. Feigal is also adjunct faculty at the Sandra Day O'Connor College of Law, Arizona State University, where she teaches FDA drug law and medical research ethics and law. Her career includes over thirty years in clinical drug development, with roles spanning industry and academic medicine, including at the National Cancer Institute, where she served as Acting Director, Division of Cancer Treatment/Diagnosis during her tenure; Senior Vice President of Research and Development at the California Institute of Regenerative Medicine, and Executive Medical Director, global development at Amgen. She currently serves as a board member for Xencor. She earned her M.D. from the University of California, Davis, completed an internal medicine residency at Stanford University and a hematology/oncology fellowship at the University of California, San Francisco.

Dr. Borgman is currently Vice President and Global Therapeutic Area Lead, Hematology-Oncology, at Jazz Pharmaceuticals, where she is responsible for global development of the company’s oncology and hematology drugs, including four marketed products. Previously, Dr. Borgman was Vice President, Clinical Research & Development, at Exelixis, where she was a Clinical Lead in the global development for cabozantinib in oncology indications including renal cell, hepatocellular and thyroid carcinoma. Earlier she was Chief Medical Officer and Vice President of Hana Biosciences (Talon Therapeutics), where she oversaw all aspects of the company’s drug development operations. In addition, Dr. Borgman has worked as Associate Chief Medical Officer at KaloBios Pharmaceuticals, and she was formerly a Global Development Head at Abbott Pharmaceuticals (now AbbVie) where she was responsible for the early drug development of the PARP inhibitor, antimitotic, and Bcl-2/Bcl-XL platforms. Dr. Borgman continues clinical involvement, as a Consulting Associate Professor at Stanford University School of Medicine’s Stem Cell Transplant & Cell Biology program, and as a Clinical Associate at University of Chicago’s Department of Pediatric Oncology and Stem Cell Research. Dr. Borgman completed her fellowship in pediatric hematology - oncology and stem cell transplant at UCLA David Geffen School of Medicine, trained in pediatrics at Texas Children's Hospital, Baylor College of Medicine, and earned her M.D. from Loyola University of Chicago’s Stritch School of Medicine.

About NextCure, Inc.

NextCure is a clinical-stage biopharmaceutical company committed to discovering and developing novel, first-in-class immunomedicines to treat cancer and other immune-related diseases. Through our proprietary FIND-IO™ platform, we study various immune cells to discover and understand targets and structural components of immune cells and their functional impact in order to develop immunomedicines. Our initial focus is to bring hope and new treatments to patients who do not respond to current cancer therapies, patients whose cancer progresses despite treatment and patients with cancer types not adequately addressed by available therapies. http://www.nextcure.com

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that are not historical facts are forward-looking statements. Words such as “expects,” “believes,” “intends,” “hope,” “forward” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this press release include, among others, statements about NextCure’s plans, objectives and intentions with respect to the discovery of immunomedicine targets and the discovery and development of immunomedicines. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those projected in any forward-looking statement. Such risks and uncertainties include, among others: our limited operating history and no products approved for commercial sale; our history of significant losses; our need to obtain additional financing; risks related to clinical development, marketing approval and commercialization; and the unproven approach to the discovery and development of product candidates based on our FIND-IO platform. More detailed information on these and additional factors that could affect NextCure’s actual results are described in NextCure’s filings with the Securities and Exchange Commission (the “SEC”), including NextCure’s most recent Form 10-K and subsequent Form 10-Q. You should not place undue reliance on any forward-looking statements. NextCure assumes no obligation to update any forward-looking statements, even if expectations change.

Investor Inquiries

Timothy Mayer, Ph.D.

NextCure, Inc.

Chief Operating Officer

(240) 762-6486

IR@nextcure.com